SNXJZ [2008] No. 002

Contract of Loan

Shaanxi Rural Credit Cooperative

Contract of Loan

SNXJZ [2008] No. 002

Loanee: Shaanxi Aoxing Pharmaceutical Co., Ltd.
Domicile (Address): Chenyang Zhai
Legal representative: Wang Ronghua
Tel.: 13992059888 Postcode: 712000
Basic opening bank:  Account No.:
Loaner: Qindu District Rural Credit Cooperative (Fengxi Branch)
Domicile (Address): Chenyang Zhai
Legal representative (principal): Wang Li
Tel.: 33689747 Postcode: 712000

The Loanee applied to the Loaner for loan, and the Loaner consented to supply loan to the Loanee. In order to nail down the rights and obligations of the both parties, in accordance with the “Contract Law”, “General Rule on Loan” and other relevant regulations and rules, the both parties concluded this contract abiding by the principles of equality, voluntariness and reaching unanimity through consultation

Article 1: The Loanee's statement and guarantee

The Loanee is an entity which is established according to law and possesses qualification of legal person (or a branch authorized by legal person legally), has the ability to fulfill this contract according to law.

Article 2: Type of loan: Short-term pledge

Article 3: Amount of loan: (RMB in words) RMB three million eight hundred thousand Yuan, (in figure) RMB 3,800,000 Yuan.

Article 4: Purpose of loan: purchase raw material

Article 5: Term of loan: from Feb. 13, 2008 to Aug. 12, 2008. (Subject to the time in due bill if the time is inconsistent with loan contract).

The Loanee shall withdraw the money in onetimes.

08/13/02, amount (in words)  3,800,000

MM/DD/YY, amount (in words) ______

MM/DD/YY, amount (in words) ______

MM/DD/YY, amount (in words) ______

MM/DD/YY, amount (in words) ______

Article 6: Loan rate, interest and interest payment mode

(I) Loan rate: monthly interest rate is 8.16‰.

During the contract term, implement according the contract interest rate for the short term loan ( within one year, include one year ) if the interest rate is adjusted by the state; and the interest rate of medium of long term loan(exceed one year, and exclude one year) shall be determined according to the principle below.

1. Execute the contract interest rate;

2. Adjust according to year which shall be decided once annually (the payment day of the first loan shall be the base day if the loan is distributed by stages), and the interest rate shall not be changed after being determined. Determine the interest rate of the following year according to the loan rate of relevant grade when a year and a day. And the Loaner and calculate interest according to the adjusted rate and mode and need not to inform the Loanee.

(II) The loan interest shall be calculated as of the date that the loan is transferred to the Loanee's account.

(III) The Loanee shall pay the interest on time on the 20th day (monthly/quarterly), the Loaner shall be entitled to deduct from the Loanee's account if the Loanee fails to pay the interest on time.

Article 7: Repayment mode and fund resources:

(IV) The Loanee shall repay principal and interest of the loans according to the regulated term. And the Loaner shall be entitled to withdraw from the Loanee's account if the principal and interest fails to be repaid.

(V) Repayment plan:

08/12/08, amount (in words)  3,800,000

MM/DD/YY, amount (in words) ______

MM/DD/YY, amount (in words) ______

MM/DD/YY, amount (in words) ______

MM/DD/YY, amount (in words) ______

(III) Source of repayment amount:

1. Operating income

2. _____________

3. Whole assets

4. Other property not limited to the above-mentioned property source.

Article 8: Guarantee

(I) loan guarantee mode under this contract shall be: mortgage guarantee.

(II) The Loanee shall be obligated to assist the Loaner and the Warrantor to sign a guarantee contract on the specific guarantee matters of this contract with a serial number of 2008 No. 002 actively which shall be the guarantee of performing this contract debt.

(III) If the guarantee under this contract occurs change which will make against the Loaner's credit, informed by the Loaner, the Loanee shall supply a guarantee satisfying the Loaner otherwise as required.

Article 9: The Loanee's promise

(I) Pay interest on time and repay the principal and interest of loan.

(II) Use loan according to purpose regulated by the contract, and shall not change the purpose of loan arbitrarily.

(III) Supply the true balance sheet, profit and loss statement, the opening bank as well as account etc. to the Loaner monthly.

(IV) Accept and cooperate with the Loaner to inspect and supervise the service condition of loan and relevant production operation and financing activities.

(V) It should inform the Loaner in advance and shall not influence the Loaner to recall loans on time if guarantee other people' debt with the enterprise assets.

(VI) It should inform the Loaner in advance when the legal representative is modified, legal person's domicile or operation and registered capital is changed.

(VII) It must inform the Loaner 30 days in advance and carry out debt and repayment measure when carrying out system modification as contracting, tenancy, joint management, consolidation, (merge), reconstruction of joint stock system, division, trusteeship, conveyance of property, foreign investments and joint venture with foreigner (cooperation) etc.

(VIII) The Loanee shall inform the Loaner within 3 days in written form and return the whole principal and interest of loan and the correlative charges when happening closure of business, suspension of business for rectification, or the business license is revoked or cancelled.

(IX) The Loaner may deduct the account directly from the Loanee's account if the Loaner should recall or recall principal and interest of loan in advance according to the contract provisions.

Article 10: The Loaner's promise

(I) Offer loans to the Loanee fully on schedule.

(II) Keep the Loanee's debt, finance, production and operation status secret.

(III) Not collect the expenses other than the charges in contract.

Article 11: liability for breach of contract

(I) The Loanee's breach of contract

1. The Loaner shall be entitled to stop offering loans, reclaim the dispensed part or even the whole loan or terminate the contract if the Loanee fails to use the loan according to the purpose appointed in this contract, at the same time, the Loaner shall additionally collect 50% default interest to the loan which is used breaching of contract according to the stipulation of People's Bank of China based on the daily interest rate according to the number of days of breach of contract, till the principal and interest is paid off(calculate the interest in section if the interest rate of default interest is adjusted).

2. The Loaner shall have the right to add 30% default interest for the overdue loan based on the rate foundation of People's Bank of China if the Loanee fails to repay the principal and interest of loan according to the appointed repayment time in the contract, till the principal and interest is paid off (calculate the interest in subsection if meet the interest rate of default interest is adjusted);

(II) The Loaner's breach of contract

1. The Loaner shall under penalty which is 5 ‰ of total sum if terminate the contract unilaterally without reason; and the Loaner's responsibility shall be exempted if the loan can not be supplied owing to the Loanee's reason;

2. The Loanee shall be entitled to to refuse if the Loaner violates the third item of article 10; and the Loanee shall be entitled to lodge a complaint to the supervisory management department of banking industry if the Loaner violates the second item of article 10.

Article 12: Effectiveness, modification, cancellation and termination of the contract.

(I) Effectiveness of the contract

This contract shall come into force as of the date of being signed by both the Loanee and the Loaner and signed and sealed by legal representative or authorized agent of legal representative of the two parties.

(II) Termination of the contract

This contract shall be terminated as of the day that the principal, interest, default interest, penalty, compensation money, expense realizing credit and other all of expense payable ( include legal cost, execution fee, agent fee, advertising cost, auction charge, insurance fee, judgment fee, evaluation fee, registration fee, transfer fee and custody charge etc.) under this contract are paid off.

(III) Modification and cancellation of the contract

1. The Loaner shall be entitled to terminate the contract and ask the Loanee to repay the principal and interest of loan and compensate the loss in advance under any of the following circumstances.

(1) Under the circumstance that the Loanee goes out of business, dismisses, puts up the shutters for rectification, and the business license is revoked or cancelled;

(2) If the guarantee under this contract occurs change which will make against the Loaner's credit, and the Loanee fails to supply the required guarantee according to the Loaner's requirement;

(3) The Loanee has other serious nonperformance.

2. The Loanee shall put forward a written application and a written opinion that the Warrantor consents to continue supply guarantee 30 days in advance before the expiration of the contract if the Loanee asks to extend the period of loan, the period of loan under this contract can be extended only if the above written application and written opinion are examined and accepted by the Loaner and an agreement on extending the period of loan is signed. The loan rate shall be determined according to accumulative period grade. Before the both parties signing the agreement on extending the period of loan, this loan contract shall be executed continually; and it shall be the attachment of this contract after the agreement on extending the period of loan is signed.

3. Except the stipulation in this contract, either the Loanee or the Loaner shall not modify or terminate this contract arbitrarily in advance once the contract becomes effective. And the both parties shall conclude a written agreement through negotiation by consensus if this contract is required to be modified or terminated in troth. This contract is still effective before the written agreement is concluded.

Article 13: Settlement of dispute

(I) Any dispute arising from the contract shall be settled through friendly negotiation of both parties. In case no settlement is reached, it shall be dominated by the people's court at the place where the Loaner’s residence is situated

2. When the loan expires, the Loanee shall voluntarily accept the compulsory execution of People's Court if the Loanee and the Warrantor fail to repay the principal and interest of loan according to the contract.

Article 14: Other matters appointed by the both parties

1. The real estate is located in the north side, west section of century highway, Qindu District. The area is 5301.6 m2, and appraisal value is 12,378,400 Yuan.

2. The parties concerned shall voluntarily notarize and consent that this loan contract owns the compulsory execution effect issued by the notarization organ, the Loanee shall voluntarily accept the compulsory execution of People's Court if fail to repay the principal and interest of loan according to the contract.

Article 15: Supplementary articles

(I) The attachment to the contract shall be the indiscerptible component of this contract and shall have the equal legal force with the text of this contract.

(II) During fulfilling the contract, the withdrawal day and repayment day shall be postponed to the next working day if the days are off day of financial institution

(III) The both parties in the contract have sufficiently negotiated and understood all of clauses especially the marked part, they have reached unanimity and made no difficulty.

(IV) This contract is in sextuplicate, the Loanee, warrantor, notary organs,pledge registration organ shall keep one original respectively, and the Loaner shall keep two originals, and each have the equal legal force.

Article 16: Attachment

(I) The Loanee's business license which has the annual check of the current year by industrial and commercial administration bureau (photocopy)

(II) The Loanee's Code Certificate of Organization and Institution (photocopy)

(III) Legal representative's ID card (photocopy)

(IV) Original of entrusted agent's letter of authorization and ID card ( photocopy)

(V) Loan card (photocopy), card No and password.

(VI) Resolution letter on loan approved by board of directors

Loaner (official seal) Shaanxi Aoxing Pharmaceutical Co., Ltd. (sealed)

Legal representative (signature and seal): Wang Ronghua (sealed)

(Authorized agent)

Loaner (official seal) Qindu District Rural Credit Cooperative, Xianyang City (sealed)

Legal representative (principal): Wang Li (sealed)

(Authorized agent)

Date of signing: Feb. 13, 2008

Place of signing: Fengxi Credit Cooperative